Exhibit 99.1

Fresh Del Monte Produce Inc.

Fresh Del Monte Produce Announces Share Repurchase Program

CORAL GABLES, Fla. – August 3, 2009 – Fresh Del Monte Produce Inc. (NYSE: FDP) today announced that the Company’s Board of Directors, at its July 31, 2009 meeting, approved a three-year stock repurchase program of up to $150 million of the Company’s ordinary shares. The timing and number of shares to be repurchased in the open market will depend on a number of factors, including market conditions and alternative investment opportunities. Repurchases are expected to be funded primarily with the Company’s cash from operations and credit facility.

About Fresh Del Monte Produce Inc.

Fresh Del Monte Produce Inc. is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the Del Monte® brand, a symbol of product innovation, quality, freshness and reliability for more than 100 years.

Forward-looking Information

This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company or its officers with respect to the Company’s plans and future performance. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. They include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions). The Company’s plans and performance may differ materially from those in the forward-looking statements as a result of various factors, including (i) the depth and duration of the current global recessionary environment, which could persist throughout and beyond 2009, and the extent to which it may affect the Company’s results, including its ability to command premium prices for certain of the Company’s principal products, and increase competitive pressures within the industry, (ii) the impact of governmental initiatives in the United States and abroad to stabilize the financial markets and spur economic activity, including the effects of significant government monetary or other market interventions on inflation, price controls and foreign exchange rates, (iii) the Company’s anticipated cash needs in light of its liquidity and financing plans, (iv) the continued ability of the Company’s distributors and suppliers to have access to sufficient liquidity to fund their operations, (v) the Company’s ability to successfully integrate acquisitions into its operations, (vi) trends and other factors affecting the Company’s financial condition or results of operations from period to period, including changes in product mix or consumer demand for branded products such as the Company’s, particularly as consumers become more price-conscious in the current economic environment, as well as anticipated price and expense levels, the impact of weather on crop quality and yields, the impact of prices for petroleum based products and the availability of sufficient labor during peak growing and harvesting seasons, (vii) the Company’s plans for expansion of its business (including through acquisitions) and cost savings, (viii) the impact of foreign currency fluctuations, (ix) the impact of competition, (x) the timing and cost of resolution of pending legal and environmental proceedings, and (xi) the impact of changes in tax accounting or tax laws (or interpretations thereof), and the impact of settlements of adjustments proposed by the IRS or other taxing authorities in connection with the Company’s tax audits. The Company’s plans and performance may also be affected by the factors described under “Risk Factors” in Item 1A of Fresh Del Monte Produce Inc.’s Annual Report on Form 10-K/A for the year ended December 26, 2008 along with other reports that the Company has on file with the Securities and Exchange Commission.

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Fresh Del Monte Produce Inc.

For more information, contact:

Christine Cannella

Assistant Vice President, Investor Relations

tel: 305-520-8433

www.freshdelmonte.com

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